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                                                                   EXHIBIT 10.1

                           SUN COAST INDUSTRIES, INC.

                           Retention Bonus Agreement

         This Retention Bonus Agreement ("Agreement") is made and effective as of the 11th day of March, 1996, by and between Sun Coast Industries, Inc., a Delaware corporation having its principal place and business in Dallas, Dallas County, Texas (the "Company"), and Cynthia R. Morris, an individual currently residing in Dallas, Texas ("Employee").

                                    RECITALS

         The Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to assure that the Company will have the continued dedication of Employee, following the resignation of R. Carter Pate as President and Chief Executive Officer and during the transition to a new Chief Executive Officer. The Board believes it is imperative to encourage the Employee's full attention and dedication to the Company currently.

                                   AGREEMENT

         Now, therefore, in consideration of Employee's continued employment by the Company, as well as the promises, covenants and obligations contained herein, the Company and Employee, intending to be legally bound hereby, agree as follows:

         1. Payment of Retention Bonus Amount. The Company shall pay Employee, as additional compensation, $225,000 (the "Retention Bonus") on the earliest to occur of the following:

                 (a) September 30, 1996, if the Employee is then employed by the Company;

                 (b) the date on which the Employee's employment is terminated by the Company other than for Cause; or

                 (c) the date on which the Employee's employment is terminated by the Employee for Good Reason.

If at the time a Retention Bonus is payable hereunder, the Employee has received payment of the Severance Amount pursuant to the Severance Agreement dated as of August 8, 1995, the amount of the Retention Bonus payable hereunder shall be reduced, but not below zero, by the Severance Amount so paid.

         2.      Definitions. As used in this Agreement:

                 "Cause" as used herein with respect to termination of Employee's employment shall mean termination upon (A) the willful and continued failure by Employee to substantially perform
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Employee's duties with the Company (other than any such failure resulting from
Employee's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Employee by the Chief Executive Officer of the Company or the Board, which specifically identifies the manner in which such officer or the Board believes that Employee has not substantially performed Employee's duties, or (B) the willful engaging by Employee in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a copy of a notice of termination from the Chief Executive Officer of the Company or the Board, after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board, finding that, in the good faith opinion of the Board, Employee was guilty of conduct set forth above in clauses (A) or (B) of the first sentence of this subparagraph and specifying the particulars thereof in detail.

                 "Good Reason" shall mean any of the following (without Employee's express written consent):

                          (A) A significant and material change in the nature or scope of the Employee's duties from those engaged in immediately prior to the date of this Agreement to duties that are, taken as a whole, inconsistent with Employee's range and duration of experience;

                          (B) A reduction in Employee's base salary from that provided to her immediately prior to the date of this Agreement;

                          (C) A diminution in Employee's eligibility to participate in bonus, stock option or other incentive compensation plans or employee benefit plans (including medical, dental, life insurance and long-term disability plans) provided for executives with comparable duties, provided the Retention Bonus shall be considered to be in lieu of any bonus that would otherwise be considered with respect to Employee for the Company's fiscal year 1996; and

                          (D) Any required relocation of Employee of more than thirty miles from Employee's the current location (including any required business travel in excess of the greater of 90 days per year or the level of business travel of Employee prior to the date of this Agreement).

         3. Consultation and Cooperation. In consideration of the Retention Bonus, and without further consideration but subject to reimbursement of the Employee's reasonable expenses, Employee agrees that if Employee elects to resign without Good Reason after the payment of the Retention Bonus, the Company for the six-month period following such resignation may request that Employee consult and cooperate with it, and Employee agrees to be available at mutually agreeable




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times, personally or by telephone, as necessary, at reasonable times and without unreasonable interference with Employee's new employment or personal activities, to consult and provide such information as may from time to time be reasonably requested by the Company in connection with various business matters in which Employee was involved during Employee's active employment with the Company, or about which Employee has knowledge.

         4. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 If to the Company to:

                          Sun Coast Industries, Inc.
                          2700 South Westmoreland
                          Dallas, Texas 75233
                          Attention: Chairman of the Board

                 If to Employee to:

                          Cynthia R. Morris
                          11031 Hillcrest Road
                          Dallas, Texas 75230

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         5. Applicable Law. This contract is entered into under, and shall be governed for al purposes by, the laws of the State of Texas.

         6. Severability. If a court of competent jurisdiction determines that any provision of Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

         7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         8. Withholding of Taxes. Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.




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         9.      No Employment Agreement. Nothing in this Agreement shall give employee any rights (or impose any obligations) to continued employment by the Company or any subsidiary thereof or successor thereto, nor shall it give the Company any rights (or impose any obligations) with respect to continued performance of duties by Employee for the Company or any subsidiary thereof or successor thereto.

         10. Assignment.

                 (a) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in the remainder of this paragraph 10. Without limiting the Employee's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, or other than a transfer by her will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph 10 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                 (b) The Company may: (x) as long as it remains obligated with respect to this Agreement, cause its obligations hereunder to be performed by a subsidiary or subsidiaries for which Employee performs services, in whole or in part; (y) assign this Agreement and its rights hereunder in whole, but not in part, to any corporation with or into which it may hereafter merge or consolidate or to which it may transfer all or substantially all of its assets, if said corporation shall by operation of law or expressly in writing assume all liabilities of the Company hereunder as fully as if it has been originally named the Company herein (but such assignment shall not release the Company from its obligations hereunder); but may not otherwise assign this Agreement or its rights hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns.

         11. Modifications. This Agreement shall not be varied, altered, modified, canceled, changed or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.




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                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                        SUN COAST INDUSTRIES, INC.

                                        By:/s/ STEPHEN P. SMILEY
                                           ------------------------------
                                           Stephen P. Smiley,
                                           Chairman of the Board


                                        EMPLOYEE

                                        /s/ CYNTHIA R. MORRIS
                                        ---------------------------------
                                        Cynthia R. Morris




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